Exhibit 21



                       LIST OF SUBSIDIARIES OF CULP, INC.



            Name of Subsidiary                     Jurisdiction of Incorporation
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Culp Fabrics (Shanghai) Co., Ltd.                    People's Republic of China
Culp Fabrics (Shanghai) International Trading Co.,
 Ltd.                                                People's Republic of China
Culp International Holdings Ltd.                     Cayman Islands
Rayonese Textile Inc.                                Canada
3096726 Canada Inc.                                  Canada